Exhibit 10.19

Execution Copy

YAHOO! SEARCH MARKETING - YAHOO! PUBLISHER NETWORK SERVICE ORDER # 1-8196149

PUBLISHER: MDNH, INC. AND MDNH INTERNATIONAL LTD	PUBLISHER TAX ID: 20-1890574

Start Date: * * *	End Date: * * * from the Start Date.

This SO will automatically renew for additional * * * periods unless either party gives notice of non-renewal at * * * before the expiration of the then current term. This Agreement shall terminate and supersede the Overture Master Agreement between Overture and Publisher entered into as of February 14, 2005, as amended (the “Terminated Agreement”).

Deployment of Services on Publisher’s Offerings:

Link = Domain Match Link; Results = Domain Match Results; Publisher’s Offering = Mapped Domains (as defined in Attachment C), Syndicated Sites (as defined in Attachment D), and New Web Properties (as defined in Attachment E)

Implementation:

•        As shown in Attachment A and as described in this SO and Attachments

•        Minimum Above the Fold: * * * Domain Match Results until * * *. On * * * Domain Match Results * * *.

•        Max Queries: Queries per second in excess of * * * of the average number of Queries per second sent by Publisher in the last * * * unless Overture agrees in writing (email to suffice) to a percentage increase greater than * * * prior to Publisher increasing the number of Queries per second

•        Publisher will launch services within * * * days of receiving the production feed from Overture

Compensation:

A.     For the period * * * Overture will pay Publisher * * * of Gross Revenue for Domain Match Results.

B.     For the period * * * Overture will pay Publisher for Domain Match Results in accordance with the table below * * *

Calendar Month Gross Revenue: * * *	Gross Revenue Share to Publisher

C. For the period * * *, Overture will pay Publisher for Domain Match Results in accordance with the table below * * *

Calendar Month Gross Revenue: * * * * * *	Gross Revenue Share to Publisher

1	Overture Confidential

[* * *] Represents material which has been redacted and filed separately with the Commission pursuant to a request for confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Execution Copy

YAHOO! SEARCH MARKETING - YAHOO! PUBLISHER NETWORK SERVICE ORDER # 1-8196149

Notices will be delivered in accordance with Section 22 of Attachment B to:

MDNH, INC.		YAHOO! SEARCH MARKETING

101 Convention Center Drive Suite 330 Las Vegas, NV 89109		3333 W. Empire Avenue, Burbank, CA 91504

Fax: 702-784-1700 Please also send copy to: 413 Pine St., Suite 500, Seattle, WA 98101 Fax: 206-331-3696 (Attn: General Counsel)	Attn: President	Fax: 818-524-3001	Attn: General Counsel

MDNH INTERNATIONAL LTD		OVERTURE SEARCH SERVICES (IRELAND) LIMITED

30 Herbert St., Dublin 2, Ireland		First Floor, Fitzwilton House, Wilton Place, Dublin 2

Fax: 353 1 232 2000	Attn: Robert O’Shea	Fax: 44 20 7131 1775	Attn: Legal

Publisher and Overture agree to this Service Order and all Attachments. Signed:

MDNH, INC. (collectively with MDNH International LTD, “Publisher”)		OVERTURE SERVICES, INC., doing business as YAHOO! SEARCH MARKETING (“OSI”)

By:	/s/ Brendhan Hight	By:	/s/ Scott Bushman

Name:	Brendhan Hight	Name:	Scott Bushman

Title:	President	Title:	Senior Director

Date:	August 7, 2007	Date:	August 7, 2007

MDNH INTERNATIONAL LTD		OVERTURE SEARCH SERVICES (IRELAND) LIMITED (“OSSIL”)

By:	/s/ Brendhan Hight	By:	/s/ Ronnie Cobane

Name:	Brendhan Hight	Name:	Ronnie Cobane

Title:	President	Title:	Director

Date:	August 7, 2007	Date:	August 10, 2007

2	Overture Confidential

[* * *] Represents material which has been redacted and filed separately with the Commission pursuant to a request for confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Execution Copy

YAHOO! SEARCH MARKETING - YAHOO! PUBLISHER NETWORK SERVICE ORDER # 1-8196149

ATTACHMENT A – IMPLEMENTATION REQUIREMENTS

The following requirements apply to all Links and Results shown in the SO. Any provisions concerning Links and Results not explicitly listed in the SO do not apply to Publisher. OSI is solely responsible for the Overture rights, obligations and duties described under this Agreement for the United States, Canada and Brazil and OSSIL is solely responsible for the Overture rights, obligations and duties described under this Agreement for all countries outside the United States, Canada and Brazil. The use of the term “Overture” throughout this Agreement shall refer to OSI in relation to the United States, Canada and Brazil and shall refer to OSSIL in relation to all countries outside the United States, Canada and Brazil.

A.	Requirements for all Links, Queries and Results

1.	Publisher will implement all Links and Results as shown in the mockups including but not limited to margins, text size, color, font, shading/background, spacing, blank areas, content categories, number of listings, section and placement on the page (top to bottom and left to right). * * *

2.	Publisher will display the labels and headings shown in the mockups (or any labels, headings or notices provided by Overture or required by law), with a nearby prominent link to a webpage that explains in language approved by Overture that certain Results are sponsored advertising and that informs users how they may become Overture Advertisers. Overture reserves the right to include links within the Results to further clarify the sponsored nature of the Results. On those pages displaying Publisher Results only, * * *

3.	Publisher will display all Paid Search Results, Hyperlink Results, Matched Ads, Domain Match Results and Web Search Results on the next webpage displayed to a user after a Query, with no interstitial content, at the same time as it displays the other content on that webpage. Publisher will not cache Results.

4.	Publisher will display Results contiguously, in the order provided by Overture, without any other content between the individual Results.

5.	Publisher will not truncate the full titles, descriptions and URLs provided by Overture and will not modify any part of the Results. Publisher will display Results in the language provided by Overture.

6.	Publisher will include the Links on each Publisher’s Offering as described in the Agreement. Publisher will not request Results by any means except the Links and will not place Links on any website, software application or email except for the Publisher’s Offerings. Publisher will use commercially reasonable efforts to enable all of its users in the Territory to access and use the Links and Results and to deliver all Queries to Overture every time a user in the Territory enters a Query into the Search Box, uses a Hyperlink or navigates to an Ad Page.

7.	Publisher will not exceed Max Queries. If Publisher exceeds Max Queries, Overture may suspend or throttle services until Overture believes the number of Queries will not exceed Max Queries. Overture reserves the right to change the measurement period used for Max Queries in the event it reasonably determines that doing so will allow Overture to better manage network capacity.

8.	Publisher will implement any reasonable technical requirements requested by Overture. Overture will use commercially reasonable efforts to provide Publisher with advance notice of any technical requirements to be requested by Overture.

9.	Overture reserves the right (a) to require Publisher to stop using any keyword for any reason or no reason and/or, (b) for certain keywords, in Overture’s sole reasonable discretion, to deliver no Results and provide a response that no Results are being delivered.

10.	* * *

B.	Additional Requirements for Hyperlinks

1.	The parties will agree in writing on the pages within Publisher’s Offerings that will display Hyperlinks (“Ad Pages”), using keywords approved in writing or determined by Overture. Publisher will display Hyperlinks to all users who navigate to the Ad Pages. Publisher will allow the Hyperlinks to send Overture a Query each time that a user uses a Hyperlink. Overture reserves the right to require Publisher to remove Hyperlinks from any webpage.

3	Overture Confidential

[* * *] Represents material which has been redacted and filed separately with the Commission pursuant to a request for confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Execution Copy

YAHOO! SEARCH MARKETING - YAHOO! PUBLISHER NETWORK SERVICE ORDER # 1-8196149

2.	Publisher will display Hyperlinks at the same time as it displays the other content on the Ad Page.

3.	* * *

4.	* * *

C.	Additional Requirements for Paid Search and/or Web Search

1.	* * *

MOCKUPS

To be mutually agreed upon by the parties.

4	Overture Confidential

[* * *] Represents material which has been redacted and filed separately with the Commission pursuant to a request for confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Execution Copy

YAHOO! SEARCH MARKETING - YAHOO! PUBLISHER NETWORK SERVICE ORDER # 1-8196149

ATTACHMENT B – TERMS AND CONDITIONS

The parties agree to the following:

The parties’ agreement consists of the Service Order and all Attachments (“Agreement”).

1. License. During the Term and subject to Publisher’s compliance with this Agreement, Overture grants to Publisher a limited, non-exclusive, non-assignable, non-transferable, non-sublicensable (unless explicitly provided for under this Agreement), royalty-free license to use and display the Links and the Results on Publisher’s Offerings, solely for purposes contemplated in this Agreement. The above license includes the limited right to use and reproduce the software code and/or URLs that allow Publisher to create Links and receive Results.

2. Services. Overture will use commercially reasonable efforts to respond to Queries by delivering Results or a response that no Results are being delivered. Overture will determine the number of Results provided for each Query.

3. Publisher’s Offerings. Except as provided for under this Agreement, Publisher shall display the Links and Results on the pages under all of the domain names owned by Publisher, excluding corporate domains * * *, (collectively, the “Designated Sites”). Publisher represents and warrants that, as of the Start Date, the domains set forth on any written schedule of Designated Sites are all of the Designated Sites owned by Publisher. Overture shall have the right to exclude in writing any domains from the Designated Sites in its discretion (collectively, the “Excluded Sites”). For purposes of this Agreement, the Designated Sites, excluding the Excluded Sites, together with all successor web pages, will be included in the definition of “Publisher’s Offerings.” * * *

4. Future Offerings. From time to time, Publisher will provide written notice to Overture of any additional websites or domain names acquired by Publisher (“Proposed Domains”) * * * other than Publisher’s Offerings. Such written notice shall be within * * * following the acquisition of any Proposed Domains. * * * At Overture’s acceptance of any Proposed Domains for inclusion under this Agreement, the parties agree to amend the Agreement to include any such additional Proposed Domains as Designated Sites (excluding any Excluded Sites) within the definition of Publisher’s Offerings.

5. Compensation. “Gross Revenue” means the amount earned by Overture or any Overture Related Party from Advertisers solely from the Paid Results shown on Publisher’s Offerings. Gross Revenue is calculated and payment is made to Publisher after deducting any taxes Overture or any Overture Related Party is required to collect, withhold or pay with respect to such earned amount (except taxes on Overture’s net income) and after deducting * * * .

6. Payment. Overture will pay Publisher within * * * after the end of the * * * in which the Results appeared on Publisher’s Offerings. Payment will be made in US dollars. If Overture or an Overture Related Party’s Advertisers pay Overture or such Overture Related Party in any other currency, Overture will calculate payment using the average exchange rate as published by a nationally recognized source (e.g., Oanda). If the Territory includes countries other than the United States, Publisher acknowledges that payment will only be made after Publisher fulfills Overture’s invoicing requirements (attached hereto as Attachment G) or such other invoicing requirements which Overture may adopt on no less than * * * prior written notice to Publisher. Overture may offset payments by any amounts Publisher owes to Overture, including previous overpayments. In the event that Overture refunds amounts to Advertisers in excess of its payment to Publisher, Publisher will pay Overture for such amounts within * * * of Overture’s request. Overture may make payments only when Publisher’s balance exceeds US $250.00 (or until termination or expiration of this Agreement). Except as specifically set forth in this Section, Overture will retain all revenues derived from or in connection with its services.

7. Reports. * * *

8. Exclusivity. * * *

9. Ownership. As between Overture and Publisher, all right, title and interest in the Links, Results and the Yahoo! trademarks are exclusively owned by Overture, its licensors and/or its Advertisers, and all right, title and interest in Publisher’s Offerings, the Publisher Content and the Publisher trademarks are exclusively owned by Publisher and/or its licensors.

5	Overture Confidential

[* * *] Represents material which has been redacted and filed separately with the Commission pursuant to a request for confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Execution Copy

YAHOO! SEARCH MARKETING - YAHOO! PUBLISHER NETWORK SERVICE ORDER # 1-8196149

10. No Implied Licenses. Each party reserves any rights not expressly granted and disclaims all implied licenses, including implied licenses to trademarks and patents.

11. Responsibility for Publisher’s Offerings. Publisher is solely responsible for Publisher’s Offerings and the Publisher Content. Publisher will provide at * * * prior notification to Overture of any material change in the content, design or architecture of Publisher’s Offerings that would change the target audience or affect the implementation or display of the Links or the Results. * * *.

12. Information and Cooperation. For each Query and each click on a Paid Result, Publisher will provide: * * * . For clarity, Overture will not request and Publisher will not share any personally identifiable information with Overture. * * * .

13. Confidentiality.

(a) Definition. * * *

(b) Restrictions. The receiving party agrees (i) not to disclose any Confidential Information of the disclosing party to any third parties; (ii) not to use any such Confidential Information for any purposes except to exercise its rights and carry out its responsibilities under this Agreement; and (iii) to keep the Confidential Information of the disclosing party confidential using the same degree of care the receiving party uses to protect its own Confidential Information, as long as the receiving party uses at least reasonable care. Each party hereby consents to the disclosure of its Confidential Information to the employees, officers, directors, agents, accountants, attorneys and auditors of the other party. Overture may disclose Confidential Information to Overture Related Parties provided that such parties treat such Confidential Information in accordance with this Section 13. * * * If either party receives a subpoena or other validly issued judicial process requesting, or is otherwise required by a government agency * * * to disclose, Confidential Information of the other party, then the receiving party may disclose Confidential Information, provided that receiving party shall promptly notify the disclosing party of such requirement, and shall reasonably cooperate with the disclosing party to seek confidential treatment or to obtain an appropriate protective order to preserve the confidentiality of the Confidential Information. * * *

14. Overture Indemnification. Overture will indemnify, defend and/or settle, and pay damages awarded pursuant to, any third party claim brought against Publisher, which alleges that Overture’s Paid Results infringe any valid trademark or copyright in the Territory; provided that Publisher promptly notifies Overture in writing of any such claim, promptly tenders the control of the defense and settlement of any such claim to Overture (at Overture’s expense and with Overture’s choice of counsel), and cooperates fully with Overture (at Overture’s request and expense) in defending or settling such claim, including but not limited to providing any information or materials necessary for Overture to perform the foregoing. * * *

15. Publisher Indemnification. Publisher will indemnify, defend and/or settle, and pay damages awarded pursuant to, any third party claim brought against Overture, which (a) alleges that Publisher’s Offerings infringe any valid trademark or copyright in the Territory or (b) arises out of Publisher’s modification of the Results in any way or the use of the Results in violation of the Agreement; provided that Overture promptly notifies Publisher in writing of any such claim, promptly tenders the control of the defense and settlement of any such claim to Publisher (at Publisher’s expense and with Publisher’s choice of counsel), and cooperates fully with Publisher (at Publisher’s request and expense) in defending or settling such claim, including but not limited to providing any information or materials necessary for Publisher to perform the foregoing. * * *

16. DISCLAIMER OF WARRANTIES. TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, (A) OVERTURE AND ITS LICENSORS ARE NOT RESPONSIBLE FOR ANY CONTENT PROVIDED HEREUNDER OR FOR ANY SITES THAT CAN BE LINKED TO OR FROM THE RESULTS, (B) PUBLISHER ACKNOWLEDGES THAT OVERTURE’S MARKETPLACES ARE CONTINUOUSLY CHANGING AND THAT OVERTURE RESERVES THE RIGHT TO UPDATE ITS MARKETPLACES, PRODUCTS AND SERVICES, AND (C) OVERTURE AND ITS LICENSORS MAKE NO WARRANTY OF ANY KIND, WHETHER EXPRESS, IMPLIED, STATUTORY OR OTHERWISE, INCLUDING WITHOUT LIMITATION WARRANTIES OR CONDITIONS OF MERCHANTABILITY, FITNESS FOR A PARTICULAR USE, AND NONINFRINGEMENT.

6	Overture Confidential

[* * *] Represents material which has been redacted and filed separately with the Commission pursuant to a request for confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Execution Copy

YAHOO! SEARCH MARKETING - YAHOO! PUBLISHER NETWORK SERVICE ORDER # 1-8196149

17. TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, NEITHER PARTY NOR OVERTURE RELATED PARTIES WILL BE LIABLE FOR ANY LOST PROFITS, COSTS OF PROCUREMENT OF SUBSTITUTE GOODS OR SERVICES, OR FOR ANY OTHER INDIRECT, SPECIAL, INCIDENTAL, PUNITIVE OR CONSEQUENTIAL DAMAGES ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT, HOWEVER CAUSED, AND UNDER WHATEVER CAUSE OF ACTION OR THEORY OF LIABILITY BROUGHT (INCLUDING, WITHOUT LIMITATION, UNDER ANY CONTRACT, NEGLIGENCE OR OTHER TORT THEORY OF LIABILITY) EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, NEITHER PARTY NOR OVERTURE RELATED PARTIES WILL BE LIABLE FOR DIRECT DAMAGES IN EXCESS OF THE GREATER OF (a) AMOUNTS PAID BY OVERTURE TO PUBLISHER DURING THE 12 MONTHS PRIOR TO THE TIME THAT THE CAUSE OF ACTION AROSE; OR (b) OVERTURE’S PROJECTED GROSS REVENUE FROM THIS AGREEMENT (ASSUMING NO BREACH HAD OCCURRED) FOR THE 6 MONTH PERIOD AFTER THE TIME THAT THE CAUSE OF ACTION AROSE. * * *

* * *

NOTWITHSTANDING THE FOREGOING, THE LIMITATIONS OF LIABILITY PROVIDED IN THIS SECTION 17 SHALL NOT APPLY TO ANY OF THE FOLLOWING: (i) A PARTY’S BREACH OF ITS CONFIDENTIALITY OBLIGATIONS, (ii) A PARTY’S BREACH OF THE PRESS RELEASE PROHIBITION (AS DEFINED BELOW) UNDER SECTION 23 (AND NOT WITH RESPECT TO THE OTHER OBLIGATIONS THEREUNDER) OF THESE TERMS AND CONDITIONS OR (iii) PUBLISHER’S BREACH OF ITS EXCLUSIVITY OBLIGATIONS SET FORTH IN THIS AGREEMENT * * *

18. Abuse of Services. Unless specifically allowed in this Agreement, none of the following will occur on or in connection with Publisher’s Offerings:

* * *

If any of the provisions of Section 18 above is violated, Overture may immediately suspend services. If Publisher fails to cure or prevent the noticed activity * * * after Overture informs Publisher of the violation or if Publisher fails to provide reasonable assurances that there will be no further violations, Overture may terminate this Agreement immediately upon notice without liability to Publisher except for any compensation due to Publisher through the date of termination. * * * If the same provision of this Section 18 is violated more than once or two or more different provisions of this Section 18 are violated, Overture may terminate this Agreement immediately upon notice without providing opportunity to cure.

19. Breach/Bankruptcy. Except where this Agreement provides otherwise, either party may terminate this Agreement if the other party fails to cure any material breach of this Agreement within * * * of notice thereof. When Overture is the non-breaching party, Overture may suspend services with respect to the Publisher’s Offerings giving rise to the material breach or complaint or Publisher (if a material portion of the Publisher’s Offerings are breaching this Agreement) during the cure period if Overture believes the suspension will prevent harm to Overture or the Overture network. In addition, either party may suspend performance and/or terminate this Agreement if the other party makes any assignment for the benefit of creditors or files or has filed against it any petition under bankruptcy law, which petition is not dismissed within sixty (60) days of such filing, or has a trustee or receiver appointed for its business or assets or any party thereof.

20. Change of Control or Transfer of Assets.

(a) Either party may terminate this Agreement immediately without liability upon the existence of a Change of Control by Publisher involving a Major Competitor. “Change of Control” means (i) a merger, consolidation or other reorganization to which Publisher is a party, if the individuals and entities who were stockholders (or partners or members or others that hold an ownership interest) of Publisher immediately prior to the effective date of the transaction have “beneficial ownership” (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended) of * * * of the total combined voting power for election of directors (or their equivalent) of the surviving entity

7	Overture Confidential

[* * *] Represents material which has been redacted and filed separately with the Commission pursuant to a request for confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Execution Copy

YAHOO! SEARCH MARKETING - YAHOO! PUBLISHER NETWORK SERVICE ORDER # 1-8196149

following the effective date of the transaction, (ii) acquisition by any entity or group of direct or indirect beneficial ownership in the aggregate of then issued and outstanding securities (or other ownership interests) of Publisher in a single transaction or a series of transactions representing * * * of the total combined voting power of Publisher, or (iii) a sale of all or substantially all of Publisher’s assets.

(b) Publisher will not assign or transfer any Publisher’s Offering to any entity wholly or partially owned by, controlled by or under common ownership or control with Publisher without requiring that entity to enter into one of the following, at Overture’s request: (i) an amendment to this Agreement adding that entity as a party, or (ii) a separate agreement containing terms substantially similar to this Agreement.

21. Conversion Shortfall. If the conversion rate for any Publisher’s Offering (meaning the percentage of users who arrive at an Advertiser’s website after clicking on a Result on a Publisher’s Offering and then perform a specific act e.g., purchase, registration, etc.) * * *. Publisher will have * * * to bring its conversion rate * * * . If Publisher fails to cure the shortfall or if Publisher’s conversion rate * * *, Overture may terminate this Agreement in whole or in part, immediately upon notice. Publisher acknowledges that the specific act that constitutes a conversion may vary by Advertiser.

22. Notice. Notice will become effective when delivered: (a) by courier to the address in the SO (established by written verification of personal, certified or registered delivery by courier or postal service); or (b) by fax to the fax number in the SO (established by a transmission report and followed by a copy sent by courier or certified or registered mail). All notices to OSSIL must include a copy to 4th Floor, 125 Shaftesbury Avenue, London, WC2H 8AD, Fax: 44 (0) 207 131-1775, Attn: Legal. The parties will notify each other of updated addresses and/or fax numbers. If (and only if) a party has failed to furnish an accurate fax number, the other party may notify that party by electronic mail to that party’s primary contact (followed by a copy sent by courier or certified or registered mail). Such email notice will become effective when sent, provided that the sender does not receive a response that the message could not be delivered or an out of office reply.

23. PR. Except as otherwise set forth herein, Publisher may not issue any press release (the “Press Release Prohibition”) or other public statements regarding this Agreement. Notwithstanding the foregoing, both parties shall be entitled to (a) verbally disclose the existence of this Agreement, the general nature and term of the Agreement, and/or the relationship between the parties and (b) provide additional disclosures containing any and all information contained in any previously agreed upon press release or public statement and (c) make public disclosures required by applicable law or regulation in accordance with the process set forth in Section 13(b) (including without limitation securities disclosure laws and regulations). Overture may, in its sole discretion, permit a Publisher press release or Publisher public statement by providing written notice of its consent. The parties acknowledge that Publisher expects to issue a press release announcing the effectiveness of this Agreement, provided that Overture approves said press release in writing prior to its dissemination. Publisher’s failure to obtain the prior written approval of Overture shall be deemed a material non-curable breach of this Agreement, whereby Overture may terminate this Agreement immediately following written notice to Publisher, and the cure provisions set forth in Section 19 above shall not apply.

24. Assignment. Overture may assign, delegate, or otherwise transfer this Agreement, or the rights or obligations hereunder, in whole or in part, to any Overture Related Party(ies). This includes, without limitation, the obligation to make and/or the right to receive any payments under this Agreement. Publisher may not assign any rights or duties under this Agreement without Overture’s written consent. Any assignment without Overture’s consent will be void.

25. Agreement. Executed counterparts will each be deemed originals. The parties can rely on fax copies of the signed Agreement as if they are originals. Only a written instrument executed by the party expressly waiving compliance may waive any terms of this Agreement. In the event Publisher does not include a date in its signature block in the SO, the Start Date of this Agreement will be the date included in OSI’s signature block. In the event of any discrepancy regarding the date included in Publisher’s signature block, the earlier date will control. This is the entire agreement between the parties on this subject and it supersedes any other agreements on this subject. Amendments must be in writing and signed by an

8	Overture Confidential

[* * *] Represents material which has been redacted and filed separately with the Commission pursuant to a request for confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Execution Copy

YAHOO! SEARCH MARKETING - YAHOO! PUBLISHER NETWORK SERVICE ORDER # 1-8196149

officer of each party. If any part of this Agreement is invalid, the remainder shall remain in force and the invalid portion will be replaced with a valid provision coming closest to the parties’ intent and having like economic effect. Each party will use commercially reasonable efforts to give the other party twenty (20) days written notice of its intent to file this Agreement with the SEC or other regulatory agency and to consult with the other party for the purpose of incorporating reasonable proposed redactions.

26. Law and Venue. * * *

27. Expiration/Termination. When this Agreement expires or is terminated: all rights and licenses will terminate immediately and Publisher will immediately cease using the Links, Results and Marks; Sections 9, 12-17, 22, 23, 25-27 and 29 of this Attachment B, Sections F and G of the Domain Match Attachment, and Sections 8 and 10 of the Syndication Attachment will survive; and Publisher will promptly refund to Overture any unearned portion of any payment.

28. Misc. In the event of a conflict between the terms of the SO and Attachments A and B, the terms of the SO and Attachment A will govern. A party will not be liable for failing to perform because of strikes, riots, natural disasters, internet outages, terrorism, government action, or any other cause beyond the party’s reasonable control. The parties are independent contractors, not agents, partners, employees or joint venturers.

29. Definitions.

Above the Fold: visible without scrolling down, right or left, at a screen resolution of 1024x768.

Ad Code: the JavaScript or other code that initiates a Query when a user goes to an Ad Page.

Advertiser: any entity providing advertising content to Overture paid marketplace databases for display as sponsored listings.

Agreement: see preamble in Attachment B.

Algorithmic Listings: any response to a search query, keyword or other request served from an index or indexes of data related to Web pages generated, in whole or in part, by the application of an algorithmic search engine.

Competitive Agreement: has the meaning set forth in Section 3 of Attachment B.

Designated Sites: has the meaning set forth in Section 3 of Attachment B.

Excluded Sites: has the meaning set forth in Section 3 of Attachment B.

Hyperlinks: words that are displayed in the form of hyperlinks, that generate a Query when clicked on or used by a user.

Hyperlink Results: the content of Advertisers served from Yahoo! Search Marketing’s paid marketplace databases in response to a Query generated by a Hyperlink, provided for display as sponsored listings. Hyperlink Results do not include Web Search Results.

Links: Search Box, Hyperlinks and Ad Code, to the extent included in the SO.

Mapped Domain(s): has the meaning set forth in Section A(e) of Attachment C.

Major Competitors: * * *

Marks: any Yahoo! trademark shown in the mockups.

MDNH Related Party: any entity controlling, controlled by or under common control with Marchex, Inc. or MDNH, Inc.

Named Companies: * * *

New Web Properties: has the meaning set forth in Section 1 of Attachment E.

Overture Related Party: at any time during the Term, Yahoo! Inc., and any joint venture of Overture Services, Inc. or Yahoo! Inc., and any entity that directly or indirectly controls, is controlled by, or is under common control with Overture Services, Inc. or Yahoo! Inc., where “control” means the ownership of, or the power to vote, at least twenty percent (20%) of the voting stock, shares or interests of such entity. In the event of an assignment of all or part of this Agreement to an Overture Related Party, the term “Overture” used in this Agreement shall be deemed to refer exclusively to the Overture Related Party as a party to this Agreement, to the extent of the assignment (as to both the Overture Related Party’s responsibilities and rights).

Paid Results: Paid Search Results, Domain Match Results, and/or Hyperlink Results. .

Paid Search Results: the content of Advertisers served from Yahoo! Search Marketing’s paid marketplace databases in response to a Query generated through a Search Box, provided for display as sponsored listings. Paid Search Results do not include Web Search Results.

9	Overture Confidential

[* * *] Represents material which has been redacted and filed separately with the Commission pursuant to a request for confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Execution Copy

YAHOO! SEARCH MARKETING - YAHOO! PUBLISHER NETWORK SERVICE ORDER # 1-8196149

Proposed Domains: has the meaning set forth in Section 4 of Attachment B.

Publisher Content: all content residing on Publisher’s Offerings, including third party content, but excluding the Links, Results and Marks.

Publisher’s Offerings: any Sites, Syndicated Sites, Mapped Domains, and New Web Properties, identified in the SO and any Attachments.

Publisher Results: has the meaning set forth in Section 8(d) of Attachment B.

Publisher Search Results: has the meaning set forth in Section 8(e) of Attachment B.

Query: a search query initiated from the Search Box or a Hyperlink, or a request for Matched Ads initiated by the Ad Code on an Ad Page.

Results: Paid Search Results, Hyperlink Results, Web Search Results, Domain Match Results and/or Matched Ads, to the extent included in this Agreement and as appropriate to the context.

Search Box: a graphical area in which a user can enter a Query.

SO: the Service Order.

Syndicated Site(s): has the meaning set forth in Section 1(b) of Attachment D.

Term: the period between the Start Date and the End Date, plus any renewal periods, unless terminated earlier as provided in this Agreement.

Territory: * * *

Web Search Results: the responses served from Yahoo Inc.’s Web search databases (including all databases related to Yahoo! Search Marketing’s and Yahoo Inc.’s content acquisition programs), ranked by an algorithm designed to determine relevance.

10	Overture Confidential

[* * *] Represents material which has been redacted and filed separately with the Commission pursuant to a request for confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Execution Copy

YAHOO! SEARCH MARKETING - YAHOO! PUBLISHER NETWORK SERVICE ORDER # 1-8196149

ATTACHMENT C – DOMAIN MATCH ATTACHMENT

A.	Definitions.

(a)	Domain Match Link: the Search Box, Hyperlinks and/or URL of a Mapped Domain, to the extent that Overture agrees to receive Queries from such Links on Publisher’s Mapped Domains and Landing Pages.

(b)	Domain Match Results: the content of Advertisers served from Overture’s paid marketplace databases in response to Queries from Landing Pages or in response to the URL of certain Mapped Domains, which responses are provided for display as sponsored listings. Domain Match Results do not include Web Search Results.

(c)	Domain Results Page: a webpage that displays Domain Match Results.

(d)	Landing Pages: the webpages hosted by Publisher that display Search Boxes and/or Hyperlinks, as shown in the mockups.

(e)	Mapped Domains: all of the domain names owned by or registered to Publisher that are Designated Sites and do not violate the policies stated below.

B.	* * *

C.	* * *

D.    Overture Rights. Notwithstanding anything in this Agreement to the contrary and without limitation of Overture’s other rights and remedies, Overture may, in its sole discretion: (1) decline to respond to Queries originated from one or more Mapped Domains; or (2) require Publisher to block the display of one or more Landing Pages or Domain Results Pages if Overture reasonably believes that (a) Publisher does not have the right to use or to associate data or content with a corresponding Mapped Domain, or (b) the association of data or content on the Landing Page or Domain Results Page in response to a Mapped Domain (i) violates the intellectual property rights of a third party, (ii) is libelous, defamatory or obscene, or (iii) might create liability for Overture. * * *

E.	* * *

F.	Compensation.

(a)	Without limiting Overture’s other rights or remedies (including the right to recovery any damages permitted by the Limitation of Liability provision), if Publisher violates any provision of the policies, Overture may assess a fee of * * * of Gross Revenue from Domain Match Results for the month in which such violation was committed, which fee helps to cover Overture’s costs in monitoring and administering these policies. Violations of the policies include but are not limited to misuse of the feed provided by Overture, changes to the mapping determined by Overture’s technology and disapproved implementations of Landing Pages or Domain Results Pages. Overture agrees to provide Publisher with written notice of any violation of the policies. * * *

(b)	* * *

G.    Indemnity. Without limiting Publisher’s other indemnification obligations under this Agreement, Publisher will (a) indemnify, defend and/or settle, and pay damages awarded pursuant to, any third party claim brought against Overture, any Overture Related Party and any Advertiser, arising out of or related to any Mapped Domain; * * * . The limitation of liability described in Section 17 of the Terms and Conditions shall not apply to any amounts owed by Publisher under this Section.

H.    Misc. In the event of a conflict between the terms of this Domain Match Attachment and any other provision of the Agreement, the terms of this Domain Match Attachment will govern as to Domain Match. In the event that any applicable law or regulation contains more stringent requirements than this Domain Match Attachment, Publisher will inform Overture and will comply with the more stringent requirement.

I.	* * *

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YAHOO! SEARCH MARKETING - YAHOO! PUBLISHER NETWORK SERVICE ORDER # 1-8196149

ATTACHMENT D – SYNDICATION ATTACHMENT

1.	Definitions.

(a)	“Affiliate” means a third party for whom Publisher syndicates or desires to syndicate Links and Results.

(b)	“Syndicated Site” means the * * *

2.    Links and Results. Publisher may syndicate the following Links and Results to Syndicated Sites (“Syndication Right”):

☒	Domain Match Link: Domain Match Results

3.    Approval. * * * Upon written request by Overture, on an every other week basis, Publisher agrees to provide Overture the following about each Affiliate and Syndicated Site:

(a)	Affiliates: the Affiliate’s full legal name, a high level description of Publisher’s arrangement with the Affiliate and any other reasonable information Overture requests.

(b)	Syndicated Sites: to the extent the following is not available to Overture, Publisher shall initially request from all Affiliates the percentage of searches originating from outside the United States, mockups of the proposed implementation, and any other reasonable information Overture requests.

Overture shall have the right to provide Publisher with a written acceptance or rejection of each Affiliate or any Affiliate or Syndicated Site after receipt of the information described above. Overture may reject in writing (email to suffice) any proposed Affiliate and any proposed Syndicated Site for any reason or no reason, within its sole discretion. Any rejected Affiliate or Syndicated Site shall fall outside of the scope of this Agreement and any other agreement between the parties.

4.    Required Terms. Publisher’s written agreement with each Affiliate will include the following:

(a)	* * *

(b)	* * *

(c)	Implementation requirements and mockups that are substantially identical to those in Attachment A * * *

(d)	The Affiliate’s explicit agreement that (i) the Affiliate will not assign any right to, or further syndicate, the Links or Results provided by Publisher, (ii) * * * and (iii) the Affiliate will not commit any act listed in Section 18 of the Terms and Conditions (Abuse of Services) on Syndicated Sites with Links and Results; and

(e)	The Affiliate’s acknowledgement that Overture may terminate Publisher’s ability to syndicate to Affiliate on * * * notice, for any reason or no reason, except in instances where providing * * * written notice would have a negative impact on Overture, in which case Overture may terminate Publisher’s ability to syndicate to an Affiliate on twenty four (24) hours written notice. Overture’s notice will include the relevant Syndicated Site(s) and the reason for termination, if any. Effective upon termination, such terminated Affiliate shall fall outside the scope of this Agreement and any other agreement between the parties.

(f)	Publisher and the Affiliate will not modify their agreement as it pertains to Overture without Overture’s prior written consent.

5.    Publisher’s Additional Obligations.

(a)	* * * Unless Overture consents in writing, Publisher will not permit Affiliates to host pages containing Links or Results. If Overture agrees to allow an Affiliate to host pages containing Links and/or Results, Publisher will require the Affiliate to meet all of Publisher’s obligations under this Agreement.

(b)	* * * Publisher will take steps to ensure compliance with this provision.

(c)	Publisher will actively monitor and ensure that the Affiliate complies with the provisions of its agreement with the Affiliate and with this Agreement. For clarity, the parties agree that all of Overture’s rights and Publisher’s obligations under this Agreement apply to Syndicated Sites.

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YAHOO! SEARCH MARKETING - YAHOO! PUBLISHER NETWORK SERVICE ORDER # 1-8196149

(d)	Publisher will maintain the technical ability to immediately suspend its provision of Links and Results for individual Affiliates and individual Syndicated Sites. In addition, Publisher will implement any reasonable technical requirements required by Overture to comply with this Syndication Attachment.

(e)	Publisher agrees to use Overture’s Domain Match technology for all Syndicated Sites.

(f)	Publisher will provide Overture with a list of Internet Protocol addresses of its own servers, and where applicable, Affiliates’ servers used to send Queries to Overture (“Recognized Servers”) and promptly notify Overture in writing of any changes or additions to such list. Overture will have no obligation to make payment to Publisher with respect to Queries from servers that are not Recognized Servers.

(g)	Publisher will provide Overture with a written report of all current Affiliates and a list of actual Syndicated Sites upon Overture’s reasonable request, which report may also include the following information:

(i)	Affiliates: * * *

(ii)	Syndicated Sites: * * *

(h)	Publisher will implement separate source feed indicators for each Affiliate and each implementation prior to launch of services, in addition to any other source feed indicators required by Overture during the Term.

(i)	Publisher will immediately notify Overture of any Affiliate’s failure to comply with any of the requirements in this Syndication Attachment and immediately terminate any Affiliate that syndicates or distributes any Links or Results beyond the Syndicated Site.

(j)	* * *

6.    Compensation.

(a)	* * *

(b)	* * *

7.    No Restrictions. Nothing in this Agreement will prevent Overture from marketing or providing any product or service directly to any prospective or approved Affiliate.

8.    Audit. Overture may audit Publisher for compliance with this Syndication Attachment once in each * * * period during the Term and once during the * * * period following expiration or termination of this Agreement. Each audit will apply to the prior * * * The audit may be conducted by Overture or by an independent third party auditor reasonably acceptable to Publisher, at Overture’s own expense. The audit will be conducted at a mutually agreed time during normal business hours. The third party auditor will be bound to confidentiality obligations substantially similar to the confidentiality obligations in this Agreement, and the results of the audit and all information reviewed during such audit will be deemed Publisher’s confidential information. The auditor may review only those records that are reasonably necessary to determine Publisher’s compliance with this Syndication Attachment. Solely in the event of a non-compliance determination by Overture, Overture shall provide Publisher with a written determination of its findings setting forth reasonable supporting information.

9.    Suspension and Termination.

(a)	Publisher will immediately notify Overture of any Affiliate’s failure to comply with any of these requirements.

(b)	If an Affiliate or Publisher, with respect to that specific Affiliate, fails to comply with any requirement hereunder, Overture may do one or more of the following:

* * *

(c)	* * *

(d)

Overture may terminate Publisher’s Syndication Right, subject to a * * * cure period after Publisher has been informed of such violation in writing, if Publisher or an Affiliate fails to comply with any requirement hereunder; provided that, (1) Publisher or an Affiliate in connection with its Syndicated

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YAHOO! SEARCH MARKETING - YAHOO! PUBLISHER NETWORK SERVICE ORDER # 1-8196149

Sites, has committed the same Named Act once before or (2) Publisher provides, syndicates or distributes Links and/or Results to any rejected or terminated Affiliates or Syndicated Sites, where the “Named Acts” are any of the following: (i) Publisher refuses to send a list of Affiliates to Overture upon Overture’s request; (ii) activation of a previously rejected or terminated Affiliate, which operates under the same name or Publisher knows is the same party as was previously rejected or terminated; (iii) Publisher or Affiliate commits a breach of exclusivity under this Syndication Attachment; (iv) an Affiliate provides, syndicates, or distributes Links or Results from Publisher to a third party; (v) Publisher fails to comply with Section 5(e) of this Syndication Attachment; (vi) Publisher fails to comply with Section 5(f) of this Syndication Attachment; or (vii) Publisher fails to include the required terms as set forth Section 4 above in its agreement with each Affiliate, then Overture may terminate Publisher’s Syndication Right without any cure period. In addition, Overture may suspend Publisher’s Syndication Right in the event of any noncompliance with any requirement hereunder.

10.    Indemnity.

(a)	* * *

(b)	Without limiting Publisher’s other indemnification obligations under this Agreement, Publisher will (a) indemnify, defend and/or settle, and pay damages awarded pursuant to, any third party claim brought against Overture, any Overture Related Party and any Advertiser, arising out of or related to Affiliates or Syndicated Sites; and (b) reimburse Overture for any reasonable payment made to its Advertisers in settlement of costs, attorneys fees and damages incurred by such Advertisers in connection with bona fide, non-frivolous investigations or claims against such Advertisers, resulting from any Syndicated Site or the actions or inactions of any Affiliate, even if no formal claim has been brought against Overture or its Advertisers or tendered pursuant to the procedure set forth above; provided that Overture promptly notifies Publisher in writing of any such claim, promptly tenders the control of the defense and settlement of any such claim to Publisher (at Publisher’s expense and with Publisher’s choice of counsel), and cooperates fully with Publisher (at Publisher’s request and expense) in defending or settling such claim, including but not limited to providing any information or materials necessary for Publisher to perform the foregoing. Publisher will not enter into any settlement or compromise of any such claim without Overture’s prior consent, which will not be unreasonably withheld. * * *

11.    Misc. In the event of a conflict between the terms of this Syndication Attachment and any other provision of the Agreement, the terms of this Syndication Attachment will govern as to syndication of Links and Results.

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YAHOO! SEARCH MARKETING - YAHOO! PUBLISHER NETWORK SERVICE ORDER # 1-8196149

ATTACHMENT E – NEW WEB PROPERTIES

1. Definitions.

(a) “New Web Properties” shall mean certain local and vertical new web properties of Publisher as set forth on Exhibit 1 hereto, which may be updated and supplemented from time to time upon the mutual agreement of the parties in writing (email to suffice).

2. Implementation.

(a) On the New Web Properties, Overture has the right to approve Hyperlinks proposed by Publisher for use on each web page. Publisher agrees to display to all users the Hyperlinks in a manner materially similar to those Hyperlinks set forth in the mockups attached hereto * * * .

(b) On each New Web Property’s results pages, Publisher shall display all Domain Match Results together, without any other content of any kind interspersed between such Domain Match Results (i.e., contiguously) and in the order provided by Overture. Publisher shall implement and display all Domain Match Results as provided by Overture (with full title, description and URL). The Domain Match Results will be displayed on the web pages with a section heading as depicted in the mockups or such other section heading that may be required by applicable law. Publisher will display the web page containing Domain Match Results as the next web page displayed to a user following a Query and will not display any interstitial content or other web pages to a user between the entry of a Query and the display of the web page containing the Domain Match Results. Publisher will not modify any aspect of the Domain Match Results (including the data contained therein). * * *

3. Exclusivity.* * *

(b) * * *

4. Territory. As set forth in Attachment B, the “Territory” for the New Web Properties is * * * .

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YAHOO! SEARCH MARKETING - YAHOO! PUBLISHER NETWORK SERVICE ORDER # 1-8196149

* * *

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YAHOO! SEARCH MARKETING - YAHOO! PUBLISHER NETWORK SERVICE ORDER # 1-8196149

ATTACHMENT G – OVERTURE INVOICING REQUIREMENTS

Partner Invoicing and Payment Process

Month End Reports

Final * * * end reports are issued by email * * * working days after the end of the * * * .

Invoicing

Invoices should be based on the final * * * end report and not on the estimated figures shown in the online PMC.

Where possible please email invoices to affiliateinvoices@overture.com

Invoices should be addressed to the contracting entity:

Overture Search Services (Ireland) Ltd,

Att: Affiliate Finance

East Point Business Park

Dublin 3.

Payment Windows

We have two fixed payment windows;

1. Invoices received in Dublin by * * * will be paid by following Thursday.

2. Invoices received in Dublin by * * * will be paid in the month end payment run.

Payment

Overture will make all payments to Partners via direct bank transfer. Please ensure your bank details are included on your invoice.

The information we require is:

Bank Account Number

Bank Sort Code

Account Holder Name

Bank Name

Bank Address

SWIFT Code

IBAN Code

It is important that we have ALL these details so that we are able to make the direct bank transfer payment. Any invoices that DO NOT have the banking information confirmed on the invoice will be returned for re-submission.

VAT

The VAT treatment of the supply of services falling within Article 9.2(e) EU Sixth Directive, such as electronically supplied services including the provision of search facilities on the world wide web, depend on the place where the supplier is established and the place where the customer is established. The provision of such services by a supplier in one EU Member State to a business customer in another EU Member State

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should not be subject to VAT (no VAT should be charged by the supplier however the customer will be liable to account for VAT under the reverse charge procedure).

No VAT should therefore be applied where:

(i)	The customer receiving the service does so for the purpose of its business (a general indicator of this is that the customer is registered for VAT in the other EU Member State)

(ii)	Evidence of business status is retained (as above, customer’s VAT registration number is the best indicator)

(iii)	This number appears, together with the suppliers VAT registered number on the sales invoice

For the purposes of meeting these requirements: Overture Search Services Ireland Limited’s Registered VAT number is: IE 6345023O.

Online Reporting

* * *

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